Exhibit 10.3

SEVENTH AMENDED AND RESTATED

KENSEY NASH CORPORATION

INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of [            ], is between KENSEY NASH CORPORATION, a Delaware corporation (the “Company”), and the employee (the “Participant”) designated on the attached Notice of Grant of Award (the “Notice”) (the Notice and this Restricted Stock Agreement hereinafter referred to as this “Agreement”) All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

WHEREAS, the Committee desires, by affording the Participant an opportunity to receive shares of the Company’s Common Stock as hereinafter provided, to carry out the purposes of the Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as amended from time to time (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant of Restricted Stock. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Committee granted to the Participant on [            ] (the “Grant Date”) the number of shares of Restricted Stock set forth on the Notice (the “Shares”), and the Participant hereby accepts the grant of the Shares on a restricted basis, as set forth herein.

2. Limitations on Transferability. At any time prior to vesting in accordance with Paragraph 3 or 4, the Shares, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

3. Dates of Vesting. Subject to the provisions of Paragraphs 4 and 5 of this Agreement, the Shares shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) pursuant to the schedule set forth on the Notice. Notwithstanding the foregoing, and subject to Paragraphs 4 and 5 below, in the event that the Participant incurs a Termination of Service prior to the end of the Restriction Period (as defined in Section 8.3(a) of the Plan), all Shares that have not previously become Unrestricted Stock shall be immediately forfeited to the Company.

4. Termination of Service. Subject to Paragraph 5 below, the provisions of this Paragraph 4 shall apply in the event the Participant incurs a Termination of Service at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 3:

(a) If prior to the end of the Restriction Period, the Participant incurs a Termination of Service because of his or her death or Disability, all of the Shares shall become Unrestricted Stock, and the Participant shall immediately own the Shares free of all restrictions otherwise imposed by this Agreement.

(b) If, prior to the end of the Restriction Period, the Participant incurs a Termination of Service for any reason other than his or her death or Disability, then the Shares that have not previously become Unrestricted Stock shall be immediately forfeited to the Company.

5. Adjustments/Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

6. Stock Certificates and Escrow. The certificates for the Shares may be held in custody by the Company until, and to the extent, such Shares shall become Unrestricted Stock. The Shares and the related certificates, together with any assets or securities held in the Company’s custody, shall either be (a) surrendered to the Company for cancellation to the extent such Shares are forfeited by the Participant pursuant to the terms of the Plan or this Agreement or (b) released to the Participant to the extent such Shares become Unrestricted Stock pursuant to Paragraph 3, 4 or 5 above.

7. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to issue any Shares if the issuance of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority. This Agreement and each and every obligation of the Company hereunder are subject to the requirement that the Shares may not be issued unless and until they are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Shares as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

8. No Stockholder Rights. The Participant shall not have any voting rights or rights to receive any dividends with respect to the Shares during the Restriction Period.

9. No Employment Rights. This Agreement is not a contract of employment, and the terms of employment of the Participant or other relationship of the Participant with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Participant for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Participant and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

10. No Disclosure Rights. Except as required by applicable law, the Company (or any of its affiliates) shall not have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Shares.

11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware (other than its laws respecting choice of law).

12. Compliance with Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, prior to (a) the listing of such shares on any stock exchange or NASDAQ (or other public market) on which the Common Stock may then be listed (or regularly traded), (b) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (c) the satisfaction of any applicable withholding obligation. The Committee may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

14. No Limitation on Rights of the Company. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

15. Notices. Any notice that either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, or the Participant at his or her address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Participant may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Participant, and the Participant hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Participant shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Construction. Notwithstanding any other provision of this Agreement, this Agreement is made and the Shares are granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The interpretation and construction by the Committee of the Plan, this Agreement and any such rules and regulations adopted by the Committee for purposes of administering the Plan, shall be final and binding upon the Participant and all other persons.

17. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to such matter.

18. Amendment. Any amendment to this Agreement shall be in writing and signed on behalf of the Company; provided, however, that no such amendment may impair the rights of the Participant without his or her consent.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

23. Tax Consequences. The Participant acknowledges and agrees that the Participant is responsible for all taxes and tax consequences with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement. The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Shares, together with any other assets or securities held in escrow hereunder, shall not be released to the Participant unless, as provided in Section 12.7(c) of the Plan, the Participant shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Shares or the lapse of restrictions otherwise imposed by this Agreement.

24. Receipt of Plan. The Participant acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all the terms and provisions of this Agreement and of the Plan. The Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Shares shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the Grant Date, by signing the Notice.